                                                                      EXHIBIT 99



                                  CONTACT: MARC ROWLAND, CHIEF FINANCIAL OFFICER
                                                        (405) 848-8000, EXT. 232

FOR IMMEDIATE RELEASE                            TOM PRICE, JR., VICE PRESIDENT-
APRIL 20, 1998                                             CORPORATE DEVELOPMENT
                                                        (405) 848-8000, EXT. 257


                 CHESAPEAKE ANNOUNCES COMPLETION OF $500 MILLION
             SENIOR NOTES AND $200 MILLION PREFERRED STOCK OFFERINGS

OKLAHOMA CITY, OKLAHOMA, APRIL 20, 1998 -- Chesapeake Energy Corporation (NYSE:
CHK) today announced that it expects to complete on April 22, 1998 a Rule 144A private placement of $500 million of 9.625% senior notes due 2005 and $200 million of 7.0% convertible preferred stock subject to customary closing conditions. The senior notes and the preferred stock have not been registered under the Securities Act of 1933 and may not be sold in the United States in the absence of an effective registration statement or pursuant to an available exemption from the registration requirements of the Securities Act.


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Chesapeake Energy Corporation is an independent oil and natural gas producer headquartered in Oklahoma City. The company's operations are focused on exploratory and developmental drilling and producing property and corporate acquisitions in major onshore producing areas of the United States and Canada. The company's Internet address is http://www.chesapeake-energy.com.